Exhibit 23.4.10

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference therein of our report dated March 26, 2013, for the year ended December 31, 2012, in the Post-Effective Amendment No. 3 to the Registration Statement (Form S-1 No. 333-164755) and the related Prospectus of FactorShares 2X: Gold Bull/S&P500 Bear (the “Fund”). We also hereby consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ WithumSmith+Brown, PC

New Brunswick, New Jersey

April 16, 2013